Exhibit 99.1

CONTACT:
Christopher G. Marshall
Chief Financial Officer
Phone: (704) 554-5901
E-mail: cmarshall@nafhinc.com

FOR IMMEDIATE RELEASE

Capital Bank Corporation Announces Financial Results for the First Quarter of 2012

RALEIGH, N.C., May 7, 2012 – Capital Bank Corporation (the “Company”) (Nasdaq: CBKN), a majority-owned subsidiary of Capital Bank Financial Corp. (“CBF,” formerly known as North American Financial Holdings, Inc.), today reported financial results for the first quarter of 2012. Operating and financial highlights include the following:

•
Net income to common shareholders totaled $2.7 million, or $0.03 per share, in the three months ended March 31, 2012, which was an increase from a net loss to common shareholders of $574 thousand, or ($0.01) per share, in the successor period of January 29 to March 31, 2011and $265 thousand, or ($0.02) per share, in the predecessor period of January 1 to January 28, 2011;

•	The Company held a 26% ownership interest in Capital Bank, NA, which has $6.5 billion in assets and operates 143 branches in Florida, North Carolina, South Carolina, Tennessee and Virginia; and

•
The Company increased the equity investment balance in Capital Bank, NA by $3.1 million based on its equity in Capital Bank, NA’s net income and decreased the equity investment balance by $625 thousand based on its equity in Capital Bank, NA’s other comprehensive income in the first quarter of 2012.

“I am very excited about CBF's agreement to acquire Southern Community Financial Corp. While shareholder and regulatory approvals are still pending, Southern Community will expand the Bank’s franchise throughout North Carolina, where we see significant growth opportunities. Integration planning is already underway, and as I have gotten to know more of Southern Community’s workforce, I have been impressed by their professionalism and their commitment to their customers and their communities,” stated Gene Taylor, Chairman and Chief Executive Officer of CBF and Capital Bank Corporation.

“Organic loan production, deleveraging and core deposit growth is helping improve the Bank’s profitability, and now that the integration of Tennessee is complete, we are in position to rationalize certain duplicative functions with the goal of continuing to improve our efficiency ratio,” commented Chris Marshall, Chief Financial Officer of CBF and Capital Bank Corporation.

Equity Method Investment in Capital Bank, NA

On June 30, 2011, Capital Bank, formerly a wholly-owned subsidiary of the Company (“Old Capital Bank”), merged with and into NAFH National Bank, a national banking association, with NAFH National Bank as the surviving entity (the “Bank Merger”). In connection with the Bank Merger, NAFH National Bank changed its name to Capital Bank, NA. On September 7, 2011, CBF acquired a controlling interest in Green Bankshares and merged its banking subsidiary, GreenBank, with and into Capital Bank, NA. Following the GreenBank merger, Capital Bank, NA is now owned by the Company, CBF, TIB Financial Corp. (“TIB Financial”) and Green Bankshares. CBF is the owner of approximately 83% of the Company’s common stock, approximately 94% of TIB Financial’s common stock and approximately 90% of Green Bankshares’ common stock. Previously, on April 29, 2011, Capital Bank, NA merged with TIB Bank, then a wholly-owned subsidiary of TIB Financial.

The Bank Merger occurred pursuant to the terms of an Agreement of Merger entered into by and between Old Capital Bank and Capital Bank, NA, dated as of June 30, 2011. In the Bank Merger, each share of Old Capital Bank common stock was converted into the right to receive shares of Capital Bank, NA common stock based on each entity’s relative tangible book value on March 31, 2011. Following the GreenBank merger, the Company now owns approximately 26% of Capital Bank, NA, with CBF having a direct ownership of 19%, TIB Financial owning 21%, and Green Bankshares owning the remaining 34%.

The Bank Merger, the preceding merger of TIB Bank and Capital Bank, NA, and the succeeding merger of GreenBank and Capital Bank, NA were restructuring transactions between commonly-controlled entities. At the time of the Bank Merger, due to the deconsolidation of Old Capital Bank, the balance of accumulated other comprehensive income was reclassified to common stock within shareholders’ equity. Immediately following the Bank Merger, on June 30, 2011, CBF, the Company and TIB Financial made cash contributions of additional capital to Capital Bank, NA of $4.7 million, $6.1 million and $5.2 million, respectively, in proportion to their respective ownership interests in Capital Bank, NA. On September 30, 2011, the Company made a $10.0 million contribution of additional capital to Capital Bank, NA in exchange for additional shares of Capital Bank, NA. These capital contributions were made to provide additional capital support for the general business operations of Capital Bank, NA. As of March 31, 2012, Capital Bank, NA operated 143 branches in Florida, North Carolina, South Carolina, Tennessee and Virginia and had total assets of $6.5 billion, total deposits of $5.3 billion and shareholders’ equity of $949.2 million.

The Company reports its investment in Capital Bank, NA on the Consolidated Balance Sheet as an equity method investment in that entity. As of March 31, 2012, the Company’s investment in Capital Bank, NA totaled $246.2 million, which reflected the Company’s pro rata ownership of Capital Bank, NA’s total shareholders’ equity. The Company also had an advance to Capital Bank, NA totaling $3.4 million as of March 31, 2012. In the first quarter of 2012, the Company increased the equity investment balance by $3.1 million based on its equity in Capital Bank, NA’s net income and decreased the equity investment balance by $625 thousand based on its equity in Capital Bank, NA’s other comprehensive income.

The following table presents summarized financial information for the Company’s equity method investee, Capital Bank, NA, for each period presented:

Capital Bank, NA	Three Months Ended March 31, 2012
(Dollars in thousands)

Interest income	$74,132
Interest expense	8,725
Net interest income	65,407
Provision for loan losses	5,376
Noninterest income	14,614
Noninterest expense	55,217
Net income	11,907

Potential Merger of the Company and CBF

On September 1, 2011, the Boards of Directors of CBF and the Company approved and adopted a merger agreement. The merger agreement provides for the merger, following the receipt of shareholder approval by the Company’s shareholders (including CBF), of the Company with and into CBF, with CBF continuing as the surviving entity. In the merger, each share of the Company’s common stock issued and outstanding immediately prior to the completion of the merger, except for shares for which appraisal rights are properly exercised and certain shares held by CBF or the Company, will be converted into the right to receive 0.1354 of a share of CBF Class A common stock. No fractional shares of Class A common stock will be issued in connection with the merger, and holders of the Company’s common stock will be entitled to receive cash in lieu thereof.

Since CBF is the majority shareholder of the Company, CBF will be able to determine the outcome of the shareholder vote needed to approve the merger.

Net Interest Income

Net interest income in the first quarter of 2012 was significantly impacted by the Bank Merger, upon which Old Capital Bank’s earning assets and interest-bearing liabilities were deconsolidated from the Company. Following the Bank Merger on June 30, 2011, the Company’s interest-bearing liabilities, which consisted of subordinated debentures, significantly exceeded interest-earning assets, thus creating negative net interest income and a negative net interest margin.

Net interest income for the three months ended March 31, 2012 (Successor), the period of January 29 to March 31, 2011 (Successor) and the period of January 1 to January 28, 2011 (Predecessor) totaled ($277) thousand, $10.0 million and $4.0 million, respectively. The Company's net interest margin increased from 3.09% in the period of January 1 to January 28, 2011 (Predecessor) to 4.23% for the period of January 29 to March 31, 2011 (Successor), and decreased to (32.75)% for the three months ended March 31, 2012 (Successor) primarily due to the CBF Investment and the Bank Merger, respectively. Average earning assets decreased from $1.54 billion in the period of January 1 to January 28, 2011 (Predecessor) to $1.49 billion in the period of January 29 to March 31, 2011 (Successor) to $3.4 million in the three months ended March 31, 2012 (Successor). The decline in average earning assets in the successor period was primarily related to the Bank Merger, upon which Old Capital Bank’s earning assets and interest-bearing liabilities were deconsolidated from the Company. As of March 31, 2012 (Successor), the Company’s only earning asset was a $3.4 million advance to Capital Bank, NA.

Noninterest Income

Noninterest income for the three months ended March 31, 2012 (Successor), the period of January 29 to March 31, 2011 (Successor) and the period of January 1 to January 28, 2011 (Predecessor) totaled $3.1 million, $1.3 million and $832 thousand, respectively. Noninterest income in the first quarter of 2012 was solely related to the Company’s equity income from its investment in Capital Bank, NA.

Noninterest Expense

Noninterest expense for the three months ended March 31, 2012 (Successor), the period from January 29 to March 31, 2011 (Successor) and the period from January 1 to January 28, 2011 (Predecessor) totaled $157 thousand, $12.2 million and $4.2 million, respectively. Expenses in the first quarter of 2012 were significantly reduced by the Bank Merger and related deconsolidation of Old Capital Bank. Additionally, expenses in the period from January 29 to March 31, 2011 (Successor) were impacted by a $3.6 million contract termination fee related to the conversion and integration of the Company’s operations onto a common technology platform utilized across the CBF enterprise. Salaries and benefits expense increased in the period from January 29 to March 31, 2011 (Successor) from the accelerated vesting of stock options and restricted shares at closing of the CBF Investment.

Forward-looking Statements

Information in this press release contains forward-looking statements. Such forward looking statements can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” or “continue,” or the negative thereof or other variations thereof or comparable terminology. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, market and economic conditions, the management of our growth, the risks associated with Capital Bank, NA’s loan portfolio and real estate holdings, local economic conditions affecting retail and commercial real estate, ability to integrate our new management and directors without encountering potential difficulties, the Company’s geographic concentration in the southeastern region of the United States, ability to integrate the operations of Old Capital Bank with those of Capital Bank, NA, the potential for the interests of the other shareholders of Capital Bank, NA to differ from those of the Company, restrictions imposed by Capital Bank, NA’s loss sharing agreements with the FDIC, the assumptions and judgments required by loss share accounting and the acquisition method of accounting, competition within the industry, dependence on key personnel, government legislation and regulation, the risks associated with identification, completion and integration of any future acquisitions, risks related to Capital Bank, NA’s technology and information systems, the fact that the Company has experienced net losses during the last three fiscal years, risks associated with the controlling interest of CBF in the Company, and risks associated with the limited liquidity of the Company’s common stock. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

###

CAPITAL BANK CORPORATION
Results of Operations

	Successor Company					Predecessor Company
(Dollars in thousands except per share data)	Three Months Ended Mar. 31, 2012	Three Months Ended Dec. 31, 2011	Three Months Ended Sep. 30, 2011	Three Months Ended Jun. 30, 2011	Jan. 29, 2011 to Mar. 31, 2011	Jan. 1, 2011 to Jan. 28, 2011

Interest income	$85	$85	$85	$18,990	$12,281	$5,955
Interest expense	362	362	355	3,551	2,260	1,996
Net interest income (loss)	(277)	(277)	(270)	15,439	10,021	3,959
Provision for loan losses	–	–	–	1,283	167	40
Net interest income (loss) after provision	(277)	(277)	(270)	14,156	9,854	3,919
Noninterest income	3,088	1,762	2,283	2,065	1,252	832
Noninterest expense	157	175	76	12,797	12,229	4,155
Net income (loss) before taxes	2,654	1,310	1,937	3,424	(1,123)	596
Income tax expense (benefit)	(89)	(168)	(117)	1,115	(549)	–
Net income (loss)	2,743	1,478	2,054	2,309	(574)	596
Dividends and accretion on preferred stock	–	–	–	–	–	861
Net income (loss) attributable to common shareholders	$2,743	$1,478	$2,054	$2,309	$(574)	$(265)

Earnings (loss) per share – basic and diluted	$0.03	$0.02	$0.02	$0.03	$(0.01)	$(0.02)

End of Period Balances

	Successor Company
(Dollars in thousands except per share data)	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011

Total assets	$251,985	$249,742	$248,249	$248,562	$1,702,798
Total earning assets	3,393	3,393	3,393	3,393	1,500,664
Cash and cash equivalents	1,820	2,163	2,435	12,477	116,650
Investment securities	–	–	–	–	304,902
Loans	–	–	–	–	1,094,558
Allowance for loan losses	–	–	–	–	167
Investment in and advance to Capital Bank, NA	249,584	247,121	245,506	235,657	–
Intangible assets	–	–	–	–	53,525
Deposits	–	–	–	–	1,349,661
Borrowings	–	–	–	–	93,513
Subordinated debentures	19,212	19,163	19,099	19,036	19,905
Shareholders’ equity	226,985	224,864	223,532	229,419	228,760

Per Share Data
Book value	$2.65	$2.62	$2.61	$2.67	$2.68
Tangible book value	2.26	2.23	2.22	2.25	2.07

Common shares outstanding	85,802,164	85,802,164	85,802,164	85,802,164	85,489,260

CAPITAL BANK CORPORATION
Average Balances and Yields/Rates

	Successor Company					Predecessor Company
(Dollars in thousands)	Three Months Ended Mar. 31, 2012	Three Months Ended Dec. 31, 2011	Three Months Ended Sep. 30, 2011	Three Months Ended Jun. 30, 2011	Jan. 29, 2011 to Mar. 31, 2011	Jan. 1, 2011 to Jan. 28, 2011

Average Balances
Total assets	$251,342	$244,291	$248,183	$1,701,071	$1,692,347	$1,592,750
Total earning assets	3,393	3,393	3,393	1,488,645	1,490,146	1,542,617
Investment securities	–	–	–	338,035	242,622	223,854
Loans	–	–	–	1,097,413	1,107,666	1,249,787
Deposits	–	–	–	1,343,599	1,340,741	1,350,336
Borrowings	–	–	–	93,349	98,599	120,032
Subordinated debentures	19,191	19,142	19,078	19,323	19,563	34,323
Shareholders’ equity	226,397	224,843	228,961	231,742	226,423	78,724

Yields/Rates 1
Yield on earning assets	10.00%	9.94%	9.94%	5.19%	5.17%	4.61%
Cost of interest-bearing liabilities	7.46	7.50	7.38	1.07	1.04	1.69
Net interest spread	2.54	2.44	2.56	4.12	4.13	2.92
Net interest margin	(32.75)	(32.39)	(31.57)	4.23	4.23	3.09

1	Annualized and on a fully taxable equivalent basis.

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Successor Company
(Dollars in thousands)	Mar. 31, 2012	Dec. 31, 2011

Assets
Cash and due from banks	$1,820	$2,163
Total cash and cash equivalents	1,820	2,163
Investment in and advance to Capital Bank, NA	249,584	247,121
Other assets	581	458
Total assets	$251,985	$249,742

Liabilities
Subordinated debentures	$19,212	$19,163
Other liabilities	5,788	5,715
Total liabilities	25,000	24,878

Shareholders’ Equity
Common stock, no par value; 300,000,000 shares authorized; 85,802,164 and shares issued and outstanding	218,829	218,826
Retained earnings (accumulated deficit)	8,010	5,267
Accumulated other comprehensive income (loss)	146	771
Total shareholders’ equity	226,985	224,864
Total liabilities and shareholders’ equity	$251,985	$249,742

CAPITAL BANK CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Successor Company		Predecessor Company
(Dollars in thousands except per share data)	Three Months Ended Mar. 31, 2012	Jan. 29, 2011 to Mar. 31, 2011	Jan. 1, 2011 to Jan. 28, 2011

Interest income:
Loans and loan fees	$–	$11,056	$5,479
Investment securities:
Taxable interest income	–	990	391
Tax-exempt interest income	–	159	74
Dividends	–	29	–
Federal funds and other interest income	85	47	11
Total interest income	85	12,281	5,955
Interest expense:
Deposits	–	1,774	1,551
Borrowings and subordinated debentures	362	486	445
Total interest expense	362	2,260	1,996
Net interest income	(277)	10,021	3,959
Provision for loan losses	–	167	40
Net interest income (loss) after provision for loan losses	(277)	9,854	3,919
Noninterest income:
Equity income from investment in Capital Bank, NA	3,088	–	–
Service charges and other fees	–	548	291
Bank card services	–	300	174
Mortgage origination and other loan fees	–	263	210
Brokerage fees	–	96	78
Bank-owned life insurance	–	20	10
Other	–	25	69
Total noninterest income	3,088	1,252	832
Noninterest expense:
Salaries and employee benefits	–	3,957	1,977
Occupancy	–	1,140	548
Furniture and equipment	–	544	275
Data processing and telecommunications	–	276	180
Advertising and public relations	–	181	131
Office expenses	–	229	93
Professional fees	–	335	190
Business development and travel	–	246	87
Amortization of other intangible assets	–	191	62
ORE losses and miscellaneous loan costs	–	523	176
Directors’ fees	–	40	68
FDIC deposit insurance	–	563	266
Contract termination fees	–	3,581	–
Other	157	423	102
Total noninterest expense	157	12,229	4,155
Net income (loss) before taxes	2,654	(1,123)	596
Income tax expense (benefit)	(89)	(549)	–
Net income (loss)	2,743	(574)	596
Dividends and accretion on preferred stock	–	–	861
Net income (loss) attributable to common shareholders	$2,743	$(574)	$(265)

Earnings (loss) per common share – basic	$0.03	$(0.01)	$(0.02)
Earnings (loss) per common share – diluted	$0.03	$(0.01)	$(0.02)

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
Tax Equivalent Basis 1

	Successor Company						Predecessor Company
(Dollars in thousands)	Three Months Ended Mar. 31, 2012			Period of Jan. 29 to Mar. 31, 2011			Period of Jan. 1 to Jan. 28, 2011
	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans 2	$–	$–	–%	$1,108,997	$11,155	6.22%	$1,253,296	$5,530	5.20%
Investment securities 3	–	–	–	242,840	1,254	3.10	225,971	504	2.68
Interest-bearing deposits	–	–	–	138,309	47	0.21	63,350	11	0.20
Advance to Capital Bank, NA	3,393	85	10.00	–	–	–	–	–	–
Total interest-earning assets	3,393	$85	10.00%	1,490,146	$12,456	5.17%	1,542,617	$6,045	4.61%
Cash and due from banks	1,950			16,373			16,112
Other assets	245,999			185,828			34,021
Total assets	$251,342			$1,692,347			$1,592,750

Liabilities and Equity
NOW and money market accounts	$–	$–	–%	$344,189	$418	0.75%	$334,668	$211	0.74%
Savings accounts	–	–	–	31,521	6	0.12	30,862	3	0.11
Time deposits	–	–	–	851,424	1,350	0.98	870,146	1,337	1.81
Total interest-bearing deposits	–	–	–	1,227,134	1,774	0.89	1,235,676	1,551	1.48
Borrowings	–	–	–	98,599	254	1.59	120,032	343	3.36
Subordinated debentures	19,191	362	7.46	19,563	232	7.34	34,323	102	3.50
Total interest-bearing liabilities	19,191	$362	7.46%	1,345,296	$2,260	1.04%	1,390,031	$1,996	1.69%
Noninterest-bearing deposits	–			113,607			114,660
Other liabilities	5,754			7,021			9,635
Total liabilities	24,945			1,465,924			1,514,326
Shareholders’ equity	226,397			226,423			78,424
Total liabilities and shareholders’ equity	$251,342			$1,692,347			$1,592,750

Net interest spread 4			2.54%			4.13%			2.92%
Tax equivalent adjustment		$–			$175			$90
Net interest income and net interest margin 5		$(277)	(32.75)%		$10,196	4.23%		$4,049	3.09%

1	The tax equivalent adjustment is computed using a federal tax rate of 34% and is applied to interest income from tax exempt municipal loans and investment securities.
2	Loans include mortgage loans held for sale in addition to nonaccrual loans for which accrual of interest has not been recorded.
3	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
4	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
5	Net interest margin represents net interest income divided by average interest-earning assets.